Exhibit 99.1

Trimeris Reports Second Quarter 2006 FUZEON Sales Results

MORRISVILLE, N.C.--(BUSINESS WIRE)--July 19, 2006--Trimeris, Inc. (NASDAQ: TRMS):

  North American sales grow 23 percent over second quarter 2005
  Worldwide and North American sales attain second highest quarter ever
  Reaffirming commitment to 2006 sales and profitability targets

Trimeris, Inc. (NASDAQ: TRMS) today announced that net sales of FUZEON in the U.S. and Canada for the second quarter 2006 were $31.1 million, an increase of 23 percent over the second quarter 2005.

Total worldwide net sales of FUZEON for the second quarter 2006 were $57.2 million, an increase of 6 percent over the second quarter of 2005. Net sales of FUZEON outside the U.S. and Canada for the second quarter 2006 were $26.2 million, a decrease of 9 percent from the second quarter of 2005.

Brazil (a major market which purchases FUZEON intermittently and in bulk) did not make a FUZEON purchase in the second quarter 2006 as it did in the second quarter 2005. Excluding Brazil, worldwide net sales grew by 23 percent, and net sales outside the U.S. and Canada grew by 22 percent over the same period last year. All sales of FUZEON are recorded by F. Hoffmann-La Roche Ltd. ("Roche"), Trimeris' collaborative partner.

"We are pleased with having achieved the second best FUZEON sales quarter ever, particularly in the U.S. and Canada where FUZEON again recorded strong double digit sales growth," said Steven D. Skolsky, Chief Executive Officer of Trimeris. "When combined with other active drugs, FUZEON has demonstrated unprecedented antiviral activity and the availability of newer agents, such as the recently launched Prezista will be a key driver of future growth."

FUZEON Sales Conference Call

Trimeris will host a live conference call to discuss second quarter 2006 FUZEON sales results at 4:30 PM today. To access the live call, please dial (800) 399-8403 (U.S.) or (706) 634-6565 (international). The conference ID number is 2882049. Telephone replay is available approximately two hours after the call through 11:59 p.m. Eastern Time, August 2, 2006. To access the replay, please call (800) 642-1687 (U.S.) or (706) 645-9291 (international). The information provided on the teleconference is only accurate at the time of the conference call, and Trimeris will take no responsibility for providing updated information.

Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The webcast can be accessed by going to Trimeris' website, www.trimeris.com.

The release of complete financial results will take place in early August 2006.

About Trimeris, Inc.

Trimeris, Inc. (NASDAQ: TRMS) is a biopharmaceutical company engaged in the discovery, development and commercialization of novel therapeutic agents for the treatment of viral disease. The core technology platform of fusion inhibition is based on blocking viral entry into host cells. FUZEON, approved in the U.S., Canada and European Union, is the first in a new class of anti-HIV drugs called fusion inhibitors. Trimeris is developing FUZEON and future generations of peptide fusion inhibitors in collaboration with F. Hoffmann-La Roche Ltd. For more information about Trimeris, please visit the Company's website at http://www.trimeris.com.

Trimeris Safe Harbor Statement

This document and any attachments may contain forward-looking information about the Company's financial results and business prospects that involve substantial risks and uncertainties. These statements can be identified by the fact that they use words such as "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: there is uncertainty regarding the success of research and development activities, regulatory authorizations and product commercializations; the results of our previous clinical trials are not necessarily indicative of future clinical trials; and our drug candidates are based upon novel technology, are difficult and expensive to manufacture and may cause unexpected side effects. For a detailed description of these factors, see Trimeris' Form 10-K filed with the Securities and Exchange Commission on March 10, 2006 and its periodic reports filed with the SEC.

CONTACT: Trimeris, Inc.

Andrew Graham, Director of Finance, 919-419-6050
or
Michael A. Recny, Ph.D., Vice President, Corporate
Development, 919-419-6050